UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 22, 2018

Kennametal Inc.
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-5318	25-0900168

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street Suite 5100 Pittsburgh, Pennsylvania		15219-2706

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (412) 248-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2018, the Board of Directors (the “Board”) of Kennametal Inc. (the “Company”) announced the appointment of Lorraine Martin, age 55, to serve as a member of the Board of Directors to hold office from July 1, 2018 until the Annual Meeting of Shareowners in October 2018. She will not immediately be serving on any Committees of the Board, but is expected to be appointed to serve on two Committees during the Company’s Fiscal Year 2019.

Ms. Martin recently retired as the Executive Vice President and Deputy of Lockheed Martin Corporation’s Rotary and Mission Systems. Ms. Martin joined Lockheed Martin Corporation in 1988 at Unisys Defense Systems as a Program Manager for computer security contracts for the Strategic Defense Initiative and YF-23 fighter. She also served as Vice President of the C-130, C-5, and Flight Solutions programs. During her nearly 30-year tenure at Lockheed Martin Corporation, she took on roles with increasing responsibility most recently including Executive Vice President and General Manager, F-35 lighting II program for Lockheed Martin Corporation’s Aeronautics company and Vice President and Deputy, F-35 program. Prior to that, Martin served as an officer in software intensive technology and development programs as part of the United States Air Force.

Ms. Martin is eligible to participate in all customary compensation plans applicable to non-employee members of the Board, as described in the Company’s definitive proxy statement filed on September 14, 2017. She is also entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with her service on the Board and her attendance at Board and Committee meetings.

Ms. Martin will be entering into an Indemnification Agreement with the Company in the form previously approved by the Board. Under the Indemnification Agreement, a form of which was filed as Exhibit 10.2 to the Form 8-K filed by the Company on March 22, 2005 and is incorporated herein by reference, Ms. Martin will be entitled to be held harmless and indemnified by the Company against liability other than for willful misconduct or recklessness. The Indemnification Agreement also provides for the advancement of expenses.

There are no arrangements or understandings between Ms. Martin and any other person pursuant to which Ms. Martin was appointed to the Board. Ms. Martin has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Ms. Martin is furnished hereto as Exhibit 99.1. The information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 24, 2018, the Company issued a press release announcing Ms. Martin’s election as a member of the Board of Directors. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Lorraine Martin Press Release dated May 24, 2018.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Date: May 24, 2018	By:	/s/ Michelle R. Keating
Michelle R. Keating
Vice President, Secretary and General Counsel